                                                                     EXHIBIT 4.1


     EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC" or the "Depository"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Cede & Co., has an interest herein.

                           FORD MOTOR CREDIT COMPANY
                                  $200,000,000

              FLOATING RATE TERM ENHANCED REMARKETABLE SECURITIES

R1                                                             CUSIP 345397 SC 8

     FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on August 27, 2006 (the "Maturity Date"), unless redeemed or repurchased or the Maturity Date is adjusted as herein provided, and to pay interest thereon in the manner and on the dates (each such date an "Interest Payment Date") set forth herein, from August 27, 1998 (the "Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date; provided, however, that in the case of any Interest Payment Date relating to the Window Period, interest will be payable on the first day of each Window Recouponing Period and on the Additional Remarketing Date to the person entitled to receive principal on such date.

     Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

     This Security is one of the duly authorized securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture dated as of February 1, 1985, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, as successor trustee to Manufacturers Hanover Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing $200,000,000 aggregate principal amount of the Company's Floating Rate Term Enhanced Remarketable Securities. The Securities of the series of which this global Security is a part, are limited to $700,000,000 aggregate principal amount.

INTEREST

     Determination of Applicable Interest Rate for Initial Period. The per annum interest rate on the Securities of this series in effect for each day of an Initial Interest Period will be equal to the Three Month LIBOR Rate plus 10 basis points (0.10%) (the "Initial Interest Rate") and will be payable on the 27th day of the months of February, May, August and November during the Initial Period commencing on November 27, 1998 (each such date an "Initial Interest Payment Date"). The Initial Interest Rate for each Initial Interest Period during the Initial Period will be set on the 27th day of the months of February, May, August and November of each year commencing August 27, 1998 (each such date an "Initial Interest Reset Date"). If any Initial Interest Reset Date (other than the first Initial Interest Reset Date occurring on the Issue Date) and Initial Interest Payment Date would otherwise be a day that is not a LIBOR Business Day, such Initial Interest Reset Date and Initial Interest Payment Date shall be the next succeeding LIBOR Business Day, unless the next succeeding LIBOR Business Day is in the next succeeding calendar month, in which case such Initial Interest Reset Date and Initial Interest Payment Date shall be the immediately preceding LIBOR Business Day. "Initial Period" shall mean the period from and including August 27, 1998 (the "Issue Date") to but excluding August 27, 2001 (the "Initial Investor Maturity Date"). "LIBOR Business Day" means any day that is not a Saturday or Sunday and that, in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close. "Initial Interest Period" shall mean the period from and including an Initial Interest Reset Date to but excluding the next succeeding Initial Interest Reset Date and, in the case of the last such period, from and including the Initial Interest Reset Date immediately preceding the Initial Investor Maturity Date, to but not including the Initial Investor Maturity Date. If the Initial Investor Maturity Date is not a Business Day, then the principal amount of the Securities of this series plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the Initial Investor Maturity Date or any day thereafter. "Business Day" shall mean any day that is not a Saturday or Sunday and that, in the City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

     The "Three Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

          (i) On the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market preceding each Initial Interest Reset Date (each such date a "LIBOR Interest Determination Date"), The Chase Manhattan Bank (the "LIBOR Reference Agent"), as agent for the Company, will determine the Three Month LIBOR Rate which shall be the rate for deposits in U.S. dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Markets Limited (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If the Three Month LIBOR Rate on such LIBOR Interest Determination Date does not appear on the Telerate Page 3750, such Three Month LIBOR Rate will be determined as described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date for which the Three Month LIBOR Rate does not appear on the Telerate Page 3750 as specified in (i) above, the Three Month LIBOR Rate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the LIBOR Reference Agent (the "Initial Period

     Reference Banks") at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date to prime banks in the London interbank market having a three-month maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The LIBOR Reference Agent will request the principal London office of each of such Initial Period Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Three Month LIBOR Rate on such LIBOR Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards) of such quotations. If fewer than two quotations are provided, the Three Month LIBOR Rate on such LIBOR Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards) of the rates quoted by three major banks in New York City selected by the LIBOR Reference Agent at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in New York City selected as aforesaid by the LIBOR Reference Agent are not quoting as mentioned in this sentence, the Initial Interest Rate for the Initial Interest Period commencing on the Initial Interest Reset Date following such LIBOR Interest Determination Date will be the Initial Interest Rate in effect on such LIBOR Interest Determination Date.

     The amount of interest for each day that this Security is outstanding (the "Daily Interest Amount") during any Initial Interest Period will be calculated by dividing the Initial Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of this Security. The amount of interest to be paid on this Security for any Initial Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Initial Interest Period.

     Determination of Applicable Interest Rate Subsequent to Initial
Period. From, and including, the Initial Investor Maturity Date if such date is not a Window Period Remarketing Date or, from and including the Additional Remarketing Date, if the Initial Investor Maturity Date is a Window Period Remarketing Date, to but excluding the Maturity Date, the Securities of this series will bear interest at the Interest Rate to Maturity. Interest determined pursuant to the preceding sentence shall be paid semiannually on each day that is a six-month anniversary of the Window Period Remarketing Date or the Additional Remarketing Date, as the case may be.

     The "Interest Rate to Maturity" shall be the per annum rate determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) (the "Re-pricing Date"), to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of the Base Rate plus the Applicable Spread, which will be based on the Dollar Price of this Security.

     "Base Rate" means 5.347%.

     The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or number of basis points) above the Base Rate, obtained by the Remarketing Dealer on the Re-pricing Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the Securities of this series at the Dollar Price, but assuming (i) an issue date of the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) with settlement on such date without accrued interest, (ii) a maturity date equal to the Maturity Date, and (iii) a stated annual interest rate, payable semiannually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above.

     "Dollar Price" means, with respect to the Securities of this series, the present value, as of the Initial Investor Maturity Date, of the Remaining Scheduled Payments discounted to the Initial Investor Maturity Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate; provided that in the case of the Additional Remarketing Date and the first day of any Window Recouponing Period, the Dollar Price will be the Accreted Dollar Price; provided, further, that the Dollar Price in the case of the Initial Investor Maturity Date or the Additional Remarketing Date may be any other amount agreed to in writing by the Remarketing Dealer and the Company.

     "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in The City of New York or Chicago (which shall include the Remarketing Dealer or one of its affiliates) selected by the Company.

     "Remaining Scheduled Payments" means, with respect to the Securities of this series, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only and assuming (i) a maturity date equal to the day that is five years from the Initial Investor Maturity Date (whether or not a Business Day) and, (ii) that the Company did not elect the Initial Investor Maturity Date to be a Window Period Remarketing Date.

     "Treasury Rate" means the yield to maturity of the offered-side quote for the then current 5 Year US Treasury Bond or the interpolated yield of other then current US Treasury Bonds as agreed to by the Company and the Remarketing Dealer, as the case may be, shown on Telerate page 500 (or any successor page), as of 11:00 a.m., New York City time, on the Notification Date. The 5 year offered-side yield will be used to determine the Dollar Price with respect to the determination of the Interest Rate to Maturity. In the event that the offered-side quote for any such Treasury Bond is no longer shown on Telerate page 500 and there is no successor page, the Treasury Rate will be calculated by the Remarketing Dealer and will be a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 11:00 a.m., New York City time, on the Notification Date, of five leading primary United States government securities dealers (which shall include the Remarketing Dealer or an affiliate of the Remarketing Dealer) selected by the Remarketing Dealer, excluding the highest (or one of the highest if there are more than one highest bid rates) and lowest (or one of the lowest if there are more than one lowest bid rates) of such bids, for an aggregate principal amount of the then current 5 Year US Treasury Bond, or the interpolated yield of other then current US Treasury Bonds as agreed to by the Company and the Remarketing Dealer, as the case may be, equal to the full aggregate principal amount of the Securities of this series. If fewer than three such United States government securities dealers provide bids, the Treasury Rate shall be the average of such bids. If only one such United States government securities dealer provides such a bid, then the Treasury Rate shall be equal to such bid.

     "Remarketing Dealer" means Credit Suisse First Boston Corporation.

     "Window Period Remarketing Date" means the Initial Investor Maturity Date if the Initial Investor Maturity Date is designated by the Company as the Window Period Remarketing Date as herein provided.

     "Additional Remarketing Date" means the date so designated by the Company or as otherwise determined, as herein provided.

     "Notification Date" means the date not earlier than fifteen nor later than five Business Days prior to the Initial Investor Maturity Date on which the Remarketing Dealer provides notice of its intention to purchase the Securities of this series for remarketing.

     From, and including, the Initial Investor Maturity Date if such date is a Window Period Remarketing Date to, but excluding, the Additional Remarketing Date (the "Window Period"), if applicable, the Securities of this series will bear interest for each Window Recouponing Period during the Window Period at the Window Period Interest Rate. Interest payable during the Window Period will be paid on the first day of each Window Recouponing Period and on the Additional Remarketing Date.

     The interest rate for each Window Recouponing Period during the Window Period will be reset on each Window Interest Reset Date during the Window Recouponing Period and will equal the Reference Rate plus the Basic Spread, in each case as calculated by the Remarketing Dealer (the "Window Period Interest Rate"). The "Window Interest Determination Date" applicable to a Window Interest Reset Date will be the second Business Day preceding such Window Interest Reset Date; provided, however, that if the Reference Rate selected is the One Week LIBOR Rate, then such Window Interest Determination Date shall be a LIBOR Interest Determination Date. The interest rate in effect from and including the Window Period Remarketing Date which is the first day of the Window Period to, but excluding, the first Window Interest Reset Date during such Window Period will be determined as if the Window Period Remarketing Date were a Window Interest Reset Date and the Window Interest Determination Date for such Window Interest Reset Date were the second Business Day or the LIBOR Interest Determination Date, as the case may be, prior to the Window Period Remarketing Date.

     Interest on the Securities of this series after the Initial Period will be computed on the basis of a 360-day year of twelve 30-day months; provided, that, interest accruing during each Window Interest Period in the Window Period will be computed on the basis of the actual number of days in such Window Interest Period over a 360-day year. As used herein, "Window Interest Period" means the period from and including the Window Period Remarketing Date to, but excluding, the next following Window Interest Reset Date and thereafter the period from and including a Window Interest Reset Date to, but excluding, the next following Window Interest Reset Date; provided, however that the final Window Interest Period in the Window Period shall commence on and include the Window Interest Reset Date immediately preceding the Additional Remarketing Date and end on, but exclude, the Additional Remarketing Date; and "Window Interest Reset Date" means the Window Period Remarketing Date and the Wednesday of each calendar week during the Window Period commencing on the first Wednesday occurring after the Window Period Remarketing Date; except that if the One Week LIBOR Rate is selected as the Reference Rate and such Window Interest Reset Date is not a LIBOR Business Day then such Window Interest Reset Date shall be the next succeeding LIBOR Business Day unless such next succeeding LIBOR Business Day falls in the next calendar month, in which case such Window Interest Reset Date shall be the preceding LIBOR Business Day.

     The "Window Recouponing Period" means the period or periods within the Window Period, selected by the Company, from the following alternatives:

          (a) each of the 104 successive one week periods from and including the Window Period Remarketing Date;

          (b) each of the 24 successive 30 day periods from and including the Window Period Remarketing Date;

          (c) each of the 8 successive 90 day periods from and including the Window Period Remarketing Date;

          (d) each of the 4 successive 180 day periods from and including the Window Period Remarketing Date;

          (e) each of the 2 successive one year periods from and including the Window Period Remarketing Date; or

          (f) the two year period from (and including) the Window Period Remarketing Date;

provided, however, that if on the Notification Date, the Company's senior unsecured debt is not rated at least "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Group, or the equivalent thereof by each such rating agency at such time, then the Window Recouponing Period means the period or periods within the Window Period, selected by Ford Credit, from the following alternatives:

          (v) each of the 52 successive one week periods from and including the Window Period Remarketing Date;

          (w) each of the 12 successive 30 day periods from and including the Window Period Remarketing Date;

          (x) each of the 4 successive 90 day periods from and including the Window Period Remarketing Date;

          (y) each of the 2 successive 180 day periods from and including the Window Period Remarketing Date; or

          (z) the one year period from (and including) the Window Period Remarketing Date;

provided, further, that if during the Window Period the Company's senior unsecured debt ceases to be rated at least "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Group, or the equivalent thereof by each such rating agency at such time, and there is more than one year remaining in the Window Period, then the Window Period shall be shortened so that the Additional Remarketing Date is not more than 52 weeks from such event, and the Company shall have the option in its sole discretion to select a new Window Recouponing Period by giving notice to the Remarketing Dealer, the Trustee and the Depository.

     "Accreted Dollar Price" means, with respect to the Additional Remarketing Date or the first day of any Window Recouponing Period, the Dollar Price as of the Initial Investor Maturity Date (determined by the Remarketing Dealer on the Notification Date for the Initial Investor Maturity Date as if the Initial Investor Maturity Date were not a Window Period Remarketing Date) plus the product of (i) such Dollar Price less the principal amount of the Securities of this series as of the Initial Investor Maturity Date and (ii) the weighted average per annum Window Period Interest Rate for the Window Period and (iii) the number of days in the Window Period divided by 360.

     The "Reference Rate" means, with respect to each Window Interest Reset Date, one of the following indexes selected by the Company and notified to the Remarketing Dealer no later than four Business Days prior to the Window Period Remarketing Date and no later than four Business Days prior to each Window Recouponing Period: (i) the per annum rate equal to the One Week LIBOR Rate, or the LIBOR rate for such other period as may be mutually agreed to by the Company and the Remarketing Dealer, on the LIBOR Interest Determination Date, or (ii) the per annum rate equal to the average of the federal funds rates shown on Telerate page 5 (or any successor page) at 11:00 a.m., New York City time, on the Window Interest Determination Date and each of the four Business Days prior such Window Interest Determination Date, or (iii) the one-week "AA" non-financial commercial paper rate, or the "AA" non-financial commercial paper rate for such other period as may be mutually agreed to by the Company and the Remarketing Dealer, as shown on the internet world wide web page (or any successor page) of the Board of Governors of the Federal Reserve System (www.bog.frb.fed.us/releases/CP/) at 11:00 a.m., New York City time, on the Interest Determination Date. The One Week LIBOR Rate shall be determined by the Remarketing Dealer in the same manner as the LIBOR Reference Agent determines the Three Month LIBOR Rate, except, that, in the determination thereof, the term "One Week LIBOR Rate" shall be substituted for "Three Month LIBOR Rate", the term "Window Interest Reset Date" shall be substituted for the term "Initial Interest Reset Date" and the phrase "one-week maturity" shall be substituted for "three-month maturity" throughout.

     The "Basic Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or number of basis points) above the Reference Rate, obtained by the Remarketing Dealer on the third Business Day prior to the Window Period Remarketing Date and the first day of each subsequent Window Recouponing Period from the bids quoted from five Reference Money Market Dealers on such date for the full aggregate principal amount of the Securities of this series at a dollar price equal to par, but assuming (i) an issue date of the Window Period Remarketing Date, or the first day of each subsequent Window Recouponing Period, as the case may be, with settlement on such date without accrued interest, (ii) a maturity date equal to the day that is the first day of the immediately following Window Recouponing Period or the last day of the Window Period, as the case may be, (iii) that the Securities of this series are callable by the Remarketing Dealer on a weekly basis after the Window Period Remarketing Date, (iv) that the Securities of this series will be repurchased by the Company at par on the day that is the first day of the immediately following Window Recouponing Period or the last day of the Window Period, as the case may be, if not previously called by the Remarketing Dealer and (v) a stated annual interest rate, payable on the first day of the immediately following Window Recouponing Period or on the Additional Remarketing Date, as the case may be, equal to the Reference Rate plus the spread bid by the applicable Reference Money Market

Dealer. If fewer than five Reference Money Market Dealers bid as described above, then the Basic Spread shall be the lowest of such bid indications obtained as described above.

     "Reference Money Market Dealers" means leading dealers, selected by the Company, of publicly traded debt securities of the Company in The City of New York or Chicago (which shall include the Remarketing Dealer or one of its affiliates) who are also leading dealers in money market instruments. The Company will notify the Remarketing Dealer of the identity of such Reference Money Market Dealers no later than four Business Days prior to the Window Period Remarketing Date and the first day of each Window Recouponing Period.

     Notification of Result. Provided the Remarketing Dealer has previously notified the Company, the Depository and the Trustee on the Notification Date of its intention to purchase all the Securities of this series on the Initial Investor Maturity Date, the Remarketing Dealer will notify the Company, the Trustee and the Depository by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the third Business Day prior to the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date), of the Interest Rate to Maturity. If the Initial Investor Maturity Date is a Window Period Remarketing Date, the Remarketing Dealer shall provide the Company, the Trustee and Depository with notice in accordance with the preceding sentence, on the second Business Day prior to the Initial Investor Maturity Date and of the first day of each Window Interest Period, of the Window Period Interest Rate which will be in effect during such Window Interest Period.

TENDER OF THE SECURITIES; REMARKETING

     Mandatory Tender. Provided that the Remarketing Dealer gives notice to the Company, the Depository and the Trustee on the Notification Date of its intention to purchase the Securities of this series for remarketing, Securities of this series will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on each of (i) the Initial Investor Maturity Date, and (ii) if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date, the first day of each Window Recouponing Period and the Additional Remarketing Date, except in the circumstances described under "Repurchase" or "Redemption" below. The purchase price for the Securities of this series to be paid by the Remarketing Dealer will equal 100% of the principal amount thereof. When the Securities of this series are tendered for remarketing, the Remarketing Dealer may remarket the Securities for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer elects to remarket the Securities of this series, the obligation of the Remarketing Dealer to purchase the Securities of this series on the applicable Remarketing Date and the first day of any Window Recouponing Period is subject, among other things, to the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred, and that no Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default with respect to the Securities of this series shall have occurred. If for any reason the Remarketing Dealer does not purchase all the Securities of this series on the Remarketing Date or first day of a Window Recouponing Period, as the case may be, the Company will repurchase all the Securities of this series at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest, if any, on the Securities of this series to such date of purchase.

     Remarketing Dates; Adjustment to Maturity Date. If the Remarketing Dealer elects to remarket the Securities of this series on the Initial Investor Maturity Date, then not later than 4:00 p.m., New York City time, on the fourth Business Day prior to the Initial Investor Maturity Date, the Company may notify the Remarketing Dealer, the Trustee and the Depository by telephone, confirmed in writing, that it elects the Initial Investor Maturity Date to be a Window Period Remarketing Date. If the Company does not provide such notification, the Initial Investor Maturity Date will be the only Remarketing Date and, subject to the immediately following paragraph, the Securities of this series will mature on the Maturity Date. If the Company provides such notification, then (i) the Additional Remarketing Date will be any one of the one week anniversary dates following the Initial Investor Maturity Date during the Window Period (or if any such day is not a Business Day, the next following Business Day) designated by the Company not later than the fifth Business Day prior to such one-week anniversary date; provided, however, that, if the Company fails to so designate the Additional Remarketing Date during the Window Period, the Additional Remarketing Date will be the date that is the last day of the last Window Recouponing Period (or if such day is not a Business Day, the next following Business Day) and (ii) the Maturity Date of the Securities of this series, subject to the immediately following paragraph, will be a date that is the fifth year anniversary of the Additional Remarketing Date (whether or not a Business Day). "Remarketing Date" means the Initial Investor Maturity Date or the Additional Remarketing Date, as the case may be.

     Notwithstanding the foregoing paragraph, the Company (upon notice by telephone, confirmed in writing, to the Remarketing Dealer, the Trustee and the Depository) may, at its option, elect to modify the Maturity Date of the Securities of this series, by designating an anniversary of the Initial Investor Maturity Date (if there is no Window Period) or of the Additional Remarketing Date (if there is a Window Period) to an anniversary date not later than the fifth anniversary thereof as the Maturity Date of the Securities. Such notice must be given no later than 4:00 p.m., New York City time, on the fourth Business Day prior to the Initial Investor Maturity Date (if there is no Window Period) or no later than the designation by the Company of the Additional Remarketing Date (if there is a Window Period).

     All of the Securities of this series will be automatically delivered to the account of the Trustee, by book-entry through the Depository pending payment of the purchase price therefor, on the first day of each Window Recouponing Date and the Remarketing Date.

REPURCHASE

     In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity or of the Window Period Interest Rate by (a) in the case of the Interest Rate to Maturity, 4:00 p.m., New York City time, on the third Business Day prior to the (x) Initial Investor Maturity Date (if the Initial Investor Maturity Date is not a Window Period Remarketing
Date) or (y) the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date), or (b) in the case of the Window Period Interest Rate, 4:00 p.m., New York City time, on the second Business Day prior to (x) the Initial Investor Maturity Date or (y) the first day of any Window Interest Period, as the case may be, or (ii) prior to a Remarketing Date or the first day of any Window Recouponing Period, the Remarketing Dealer has resigned and no successor has been appointed on or before the third Business Day immediately preceding such date, or (iii) since the Notification Date, a material adverse change in the financial condition or results of operations of the Company and its subsidiaries, considered as one enterprise, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Securities of this series shall have occurred, or any other event constituting a termination event under the Remarketing Agreement dated August 27, 1998 between the Company and Remarketing Dealer shall have occurred, or (iv) the Remarketing Dealer for any reason elects not to purchase the Securities of this series for remarketing on a Remarketing Date or the first day of any Window Recouponing Period, as the case may be, or (v) the Remarketing Dealer for any reason does not purchase all tendered Securities of this series on the applicable Remarketing Date or the first day of any Window Recouponing Period, as the case may be, the Company will repurchase the Securities of this series as a whole on such Remarketing Date at a price equal to 100% of the principal amount of the Securities of this series plus all accrued and unpaid interest, if any, on the Securities of this series to such date.

REDEMPTION

     If the Remarketing Dealer elects to remarket the Securities of this series on a Remarketing Date, the Securities of this series will be subject to mandatory tender to the Remarketing Dealer for remarketing on a Remarketing Date and on the first day of any Window Recouponing Period, in each case subject to the conditions described above under "TENDER OF THE SECURITIES; REMARKETING" and "REPURCHASE" and to the Company's right to redeem the Securities of this series from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer, the Depository and the Trustee, not later than the fourth Business Day immediately preceding the Remarketing Date or the first day of any Window Recouponing Period, as the case may be, if the Company irrevocably elects to exercise its right to redeem the Securities of this series, in whole but not in part, from the Remarketing Dealer on such date at the Optional Redemption Price.

     The "Optional Redemption Price" shall be the sum of (i) the greater of (x) 100% of the full aggregate principal amount of the Securities of this series and
(y) the Dollar Price as of the Initial Investor Maturity Date, or the first day of a Window Recouponing Period or the Additional Remarketing Date (which, in the case of the first day of a Window Recouponing Period or the Additional Remarketing Date, will equal the Accreted Dollar Price), as the case may be, plus, in the case of either (x) or (y) above, accrued and unpaid interest to the applicable date of purchase.

OTHER TERMS

     The Interest Rate on the Securities of this series will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

     All calculations made by the LIBOR Reference Agent or the Remarketing Dealer, as the case may be, in the calculation of interest hereon shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the holders of the Securities of this series. In the event that any then acting LIBOR Reference Agent or Remarketing Dealer, shall be unable or unwilling to act, or that such person shall fail duly to establish the Three Month LIBOR Rate or the One Week LIBOR Rate, as the case may be, for any required period, or that the Company proposes to remove either such person, the Company shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act in such capacity.

     If any Interest Payment Date or the Maturity Date or date of redemption or repurchase of the Securities of this series falls on a day that is not a Business Day, the payment otherwise then due shall be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date or date of earlier redemption or repurchase, as the case may be; provided, however, that with respect to an Initial Interest Payment Date and an Interest Payment Date during the Window Period on which interest is based on the One Week LIBOR Rate, then if such Interest Payment Date is not a LIBOR Business Day then such Interest Payment Date shall be the next succeeding LIBOR Business Day unless such next succeeding LIBOR Business Day would fall in the next succeeding month, in which case such Interest Payment Date shall be the immediately preceding LIBOR Business Day.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Security issued upon the registration of transfer hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Security of this series for the same aggregate principal amount will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     In the event that the Depository or another depositary in respect of the Securities of this Series is unwilling or unable to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Holder hereof shall surrender this Security to the Trustee for cancellation whereupon, in accordance with Section 3.05 of the Indenture, the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of U.S.$1,000 and any integral multiple thereof, and in an aggregate principal amount equal to the principal amount of this Security at the time outstanding in exchange for this Security. Notwithstanding the foregoing, prior to the Additional Remarketing Date, the Company (i) shall use its best efforts to maintain the Securities of this series in book-entry form with the Depository or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities of this series in book-entry form, and (ii) waives any discretionary right it otherwise has under the Indenture to cause the Securities of this series to be issued in certificated form.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Ford Motor Credit Company has caused this instrument to be signed by its Chairman of the Board, or its President, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated: August 27, 1998                    FORD MOTOR CREDIT COMPANY

                                          By            /s/ Specimen
                                          --------------------------------------
                                                    Chairman of the Board

[CORPORATE SEAL]

                                          By            /s/ Specimen
                                          --------------------------------------
                                                          Treasurer

Attest: /s/ Specimen
--------------------------------------
             Assistant Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is the Global Security of the series designated therein referred to in the within-mentioned Indenture.

                                          THE CHASE MANHATTAN BANK
                                            As Trustee,

                                          By   /s/ Specimen
                                          --------------------------------------
                                                     Authorized Officer

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Print or Type Name and Address including Zip Code of Assignee)

the within Security, and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
---------------------------------------------------------

     NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.